Exhibit 99.2

STATION CASINOS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 18, 2005 - 10:00 a.m. PDT

CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION

I, Charles W. Roberts, the undersigned, for and on behalf of Corporate Election Services, duly appointed Inspector of Election of Station Casinos, Inc., DO HEREBY CERTIFY:

1.               That the 2005 Annual Meeting of Stockholders of Station Casinos, Inc. (the “Company”) was held at Green Valley Ranch Station Casino, 2300 Paseo Verde, Henderson, Nevada on Wednesday, May 18, 2005 at 10:00 a.m. PDT, pursuant to due notice.

2.               That before entering upon the discharge of my duties, I was duly sworn and the oath so taken by me is hereto annexed.

3.               That as of the close of business on March 24, 2005, the record date of the meeting, there were outstanding and entitled to vote 67,737,543 share of common stock of the Company.

4.               That I inspected the signed proxies used at the meeting and found the same to be in proper form.

5.     There were represented at the meeting 39,765,995 shares of voting stock, of which 39,750,989 shares were represented by valid proxies.

6.     That I did receive the votes of the shareholders by ballot with respect to the following items.

a.               To elect two (2) directors serve until the 2008 Annual Meeting:

Frank J. Fertitta III	FOR	39,686,490	WITHHOLD	79,505
Lee S. Isgur	FOR	39,606,068	WITHHOLD	159,927

b.              To approve the Company’s 2005 Stock Compensation Program:

FOR	29,276,849	ABSTAIN	32,712
AGAINST	7,687,240	Broker NonVote	2,769,194

c.               To ratify and confirm the appointment of Ernst & Young LLP as the Company’s independent auditors for 2005:

FOR	39,713,944	ABSTAIN	19,432
AGAINST	32,619	Broker NonVote	0

d.              To vote on a shareholder proposal to change the “supermajority” voting provisions in the bylaws:

FOR	9,608,054	ABSTAIN	77,553
AGAINST	27,311,194	Broker NonVote	2,769,194

e.               To vote on a shareholder proposal to declassify the Board of Directors and institute annual election of directors:

FOR	9,445,731	ABSTAIN	69,421
AGAINST	27,481,649	Broker NonVote	2,769,194

f.                 To vote on a shareholder proposal to submit the Company’s Rights Agreement to stockholders for approval:

FOR	12,114,529	ABSTAIN	72,748
AGAINST	24,809,524	Broker NonVote	2,769,194

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of May, 2005.

CORPORATE ELECTION SERVICES

By:	/s/ Charles W. Roberts
Charles W. Roberts
Vice President

STATION CASINOS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 18, 2005 - 10:00 a.m. PDT

INSPECTOR’S OATH

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF ALLEGHENY	)

I, Charles W. Roberts, the undersigned, as duly authorized officer of Corporate Election Services, for and on behalf of Corporate Election Services, the duly appointed Inspector of Election for the Annual Meeting of Stockholders of Station Casinos, Inc., to be held on the 18th day of May, 2005, being duly sworn, do solemnly swear that I will fairly, impartially, and according to the best of my ability perform my duties as Inspector of Election, and will faithfully and diligently canvass the votes cast at said Meeting and honestly and truthfully report the results of the voting.

/s/ Charles W. Roberts
Charles W. Roberts, Vice President
Corporate Election Services

Subscribed and sworn to before me this 14th day of May, 2005.

/s/ Sheila H. Flick
Sheila H. Flick, Notary Public

My commission expires January 28, 2006.

NOTARIAL SEAL
SHEILA H FLICK, NOTARY PUBLIC
MOON TOWNSHIP, COUNTY OF ALLEGHENY
MY COMMISSION EXPIRES JANUARY 28, 2006